UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 8, 2024

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Commission File Number
001-32559
Commission File Number
333-177186

Maryland	20-0191742
Delaware	20-0242069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205)
969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On August 6, 2024, Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership” or the “Borrower”) and certain subsidiaries of the Operating Partnership as guarantors, entered into an amendment (the “Amendment”) to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 29, 2022, by and among the Company, the Operating Partnership, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement” and, as amended through and including the Amendment, the “Amended Credit Agreement”).
The Amendment modifies certain financial covenants, effective June 30, 2024 through and including September 30, 2025 (the “Modified Covenant Period”), unless the Company elects to terminate the period on an earlier date, as follows:

•	maximum total leverage ratio is increased from 60% to 65%;

•
maximum unsecured leverage ratio is increased from 65% to 70% and the 10% cap on unencumbered asset value attributable to tenants subject to a bankruptcy event for purposes of determining compliance with the unsecured leverage ratio is waived;

•	minimum unsecured interest coverage ratio is decreased from 1.75:1.00 to 1.45:1.00;
The Amended Credit Agreement limits the payment of cash dividends to $0.08 per share in any fiscal quarter during the Modified Covenant Period. In addition, the Amendment increases borrowing spreads to 300 basis points during the Modified Covenant Period and then to 225 basis points after the Modified Covenant Period. The Amendment further provides that the Borrower’s minimum permitted consolidated tangible net worth for all periods will be reduced permanently from approximately $6.7 billion to $5 billion (plus, in each case, the sum of certain equity proceeds).
Upon expiration or earlier termination of the Modified Covenant Period, the Amendment provides that the total leverage ratio, unsecured leverage ratio and minimum interest coverage ratio will automatically reset to their prior levels, without any further restrictions on cash dividends except as set forth in the Credit Agreement prior to giving effect to the Amendment.
As of August 6, 2024, approximately $590 million of borrowings were outstanding under the revolving credit facility and $200 million of term loans were outstanding under the Amended Credit Agreement. Effective upon the execution of the Amendment, the Borrower reduced the revolving commitments under the Amended Credit Agreement from $1,400,000,000 to $1,280,000,000. The Amended Credit Agreement also requires that certain proceeds of asset sales and debt transactions be applied to repay certain outstanding obligations of the Borrower, including revolving loans under the Amended Credit Agreement (which revolving loans may be reborrowed) and the Borrower’s sterling denominated term loans due January 2025.
The foregoing description of the Amendment and the Amended Credit Agreement is qualified in its entirety by the full terms and conditions of the Amendment which will be filed as an exhibit to the Company and Operating Partnership’s combined Quarterly Report on Form
10-Q
for the quarter ended September 30, 2024.

Item 2.02.	Results of Operations and Financial Condition.
On August 8, 2024, the Company issued a press release announcing its financial results for the three and six months ended June 30, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form
8-K
and is incorporated herein by reference. The information in this Current Report on Form
8-K,
including the information set forth in Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference in any filing of the Company with the Securities and Exchange Commission, except as expressly set forth by specific reference in any such filing.

Item 2.03.	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.
The information set forth under Item 1.01 of this Current Report hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit Number	Description

99.1	Press release dated August 8, 2024 reporting financial results for the three and six months ended June 30, 2024

99.2	Medical Properties Trust, Inc. 2nd Quarter 2024 Supplemental Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: August 8, 2024

3